UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GreenHaven Coal Fund

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-6214629
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o GreenHaven Coal Services, LLC
3340 Peachtree Road, Suite 1910
Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐
Securities Act registration statement file number to which this form relates: 333-182301

Securities to be registered pursuant to Section 12(g) of the Act:   N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units of beneficial interest of GreenHaven Coal Fund. The description of the units of the Fund set forth in the GreenHaven Coal Fund Registration Statement on Form S-1/A (File No. 333-182301) filed with the Securities and Exchange Commission on February 9, 2015, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits:

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description of Exhibit

1.	GreenHaven Coal Fund Form S-1/A, as amended (File No. 333-182301), filed with the Securities and Exchange Commission on February 9, 2015 (incorporated herein by reference).

2.
GreenHaven Coal Fund Second Amended and Restated Trust Agreement, incorporated herein by reference to Exhibit 3.1 to GreenHaven Coal Fund Form S-1/A, as amended (File No. 333-182301), filed with the Securities and Exchange Commission on February 9, 2015.

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 9, 2015.

GREENHAVEN COAL FUND

By: GreenHaven Coal Services, LLC, as Sponsor

By:	/s/ Ashmead F. Pringle, III
Name: Ashmead F. Pringle, III Title: CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	GreenHaven Coal Fund Form S-1/A, as amended (File No. 333-182301), filed with the Securities and Exchange Commission on February 9, 2015 (incorporated herein by reference).

2.
GreenHaven Coal Fund Second Amended and Restated Trust Agreement, incorporated herein by reference to Exhibit 3.1 to GreenHaven Coal Fund Form S-1/A, as amended (File No. 333-182301), filed with the Securities and Exchange Commission on February 9, 2015.